Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-125808) of our reports dated March 11, 2005, relating to the consolidated financial statements of Mercer International Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Mercer International Inc. for the year ended December 31, 2004.
/s/ Deloitte & Touche LLP
March 14, 2006
Vancouver, British Columbia, Canada